UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                              --------------------

         Date of Report (Date of earliest event reported): June 21, 2004

                        GYRODYNE COMPANY OF AMERICA, INC.
             (Exact name of Registrant as Specified in its Charter)

           New York                   000-01684                  11-1688021
(State or Other Jurisdiction of    (Commission File           (I.R.S. Employer
         Incorporation)                Number)               Identification No.)

                                 102 FLOWERFIELD
                            ST. JAMES, NEW YORK 11780
               (Address of principal executive offices) (Zip Code)

                                 (631) 584-5400
               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS.

On June 21, 2004, the State University of New York at Stony Brook (the "University") conducted a public hearing to address the proposed acquisition of property owned by the Company for the construction of a proposed Research and Development Campus. At that meeting, a speech was delivered on behalf of the Company to the public by Mr. John V. N. Klein. Mr. Klein questioned several portions of the University's Draft Generic Environmental Impact Statement for that Research and Development Campus, noted that the DGEIS lacked key information and contained various inaccuracies and unsupported assumptions and projections, and asked that such issues be addressed and be made the subject of future public hearings. On June 22, 2004, the Company issued a press release regarding that speech, a copy of which is attached as Exhibit 99.01.

Item 7 (c). Exhibits

  Exhibit Number                  Description
  --------------                  -----------

      99.01 Press release regarding the speech delivered by John V. N. Klein on behalf of the Company at a public hearing held by the State University of New York at Stony Brook on June 21, 2004 concerning plans to acquire the Company's real estate for use by the University's Stony Brook campus.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            GYRODYNE COMPANY OF AMERICA, INC.


                            By: /s/ Stephen V. Maroney
                                ------------------------------
                                Stephen V. Maroney
                                President, Chief Executive Officer and Treasurer

Date: June 22, 2004